UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2008

Commission file number: 000-23687

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)

(604) 331-0995
(Issuer's telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement

Effective April 30, 2008 Stockgroup Information Systems Inc. (“we”, “us”, “our” or the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with PEAK6 Capital Management LLC (the “Investor”) pursuant to which the Company agreed to issue 3,000 shares of Series A convertible preferred stock at a price of $1,000 per share for aggregate gross proceeds of $3,000,000. Pursuant to the terms of the Purchase Agreement, the Company is required to file with the Colorado Secretary of State a certificate of designation, designating 3,000 shares of its preferred stock as Series A convertible preferred stock (the “Preferred Stock”) with certain rights and restrictions, including the following:

(i)

In the event of any liquidation, dissolution or winding up of the affairs of the Company, the Preferred Stock is entitled to be paid first out of the assets of the Company for distribution to stockholders an amount up to $1,000 per share of Preferred Stock (the “Liquidation Amount”) subject to certain adjustments as more specifically set out in the Purchase Agreement.

(ii)

Each share of Preferred Stock is convertible into shares of common stock commencing 180 days after the issuance of the Preferred Stock and will automatically convert into common stock after two years from the date of issuance at a conversion price equal to the Liquidation Amount divided by $0.4545 per share of Preferred Stock.

(iii)

Except as to any matters which adversely affect holders of Preferred Stock, holders of Preferred Stock are not entitled to notice or to vote on any matters submitted to the common stockholders for a vote.

(iv)

Holders of Preferred Stock are entitled to receive such dividends when, as and if declared by the board of the Company from time to time in the board’s discretion, at a rate of 7% of the Liquidation Amount per share of Preferred Stock per year.

(v)

At any time after 90 days from the date of the issuance of the Preferred Stock, the Company may redeem any outstanding Preferred Stock, at 110% of the Liquidation Amount plus accrued interest. A holder of Preferred Stock has the right to convert Preferred Stock prior to redemption.

The Investor also agreed, under the terms of the Purchase Agreement, that until October 31, 2009 it will vote all common stock it currently has, or may subsequently acquire, in a manner directed by the President of the Company. As at April 30, 2008, the Investor held 2,887,105 shares of our common stock. Closing of transactions contemplated in the Purchase Agreement is subject to the filing of a Certificate of Designation for the Preferred Stock with the Secretary of State of Colorado and the applicable exchange approvals.

The above description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

10.1	Stock Purchase Agreement dated April 30, 2008 between Stockgroup Information Systems Inc. and PEAK6 Capital Management LLC

99.1	Press Release dated May 5, 2008 announcing closing of private placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKGROUP INFORMATION SYSTEMS INC.

By: /s/ Marcus New
_______________________________________
Marcus New
President & Chief Executive Officer
May 5, 2008